Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2005, relating to the financial statements of Global Cash Access Holdings, Inc. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

Las Vegas, Nevada
March 17, 2005